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                                                                      Exhibit 23

                          Independent Auditors' Consent

The Board of Directors
FMC Corporation:

We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-10661, 33-7749, 33-41745, 33-48984, 333-18383, 333-24039,
333-62683, 333-64702, 333-68905 and 333-69714) and the Registration Statement on
Form S-3 (No. 333-59543) of FMC Corporation of our report dated February 14, 2002 relating to the consolidated balance sheets of FMC Corporation and consolidated subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, cash flows, and changes in stockholders' equity for each of the years in the three-year period ended December 31, 2001, and the related financial statement schedule as listed in the accompanying index in Item 14, Exhibit 11, which report is incorporated by reference in the December 31, 2001 annual report on Form 10-K of FMC Corporation.


/s/ KPMG LLP
Philadelphia, Pennsylvania
March 8, 2002